SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 19, 2006


                                    PHC, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
                    (State of Incorporation or Organization)

        0-22916                                           04-2601571
(Commission File Number)                               (I.R.S. Employer
                                                       Identification No.)


200 Lake Street, Suite 102, Peabody, Massachusetts            01960
 (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant: to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4 ( c) under the Exchange Act (17 CFR 240.13e-4 ( c)



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Item 1.01.  Entry into a Material Definitive Agreement

     On December 19, 2006, the Company entered into an agreement pursuant to which the Company sold $2,000,000 in unregistered Class A Common Stock to a single investor to provide the equity component for the build-out of the Company's Las Vegas hospital project, Seven Hills.

     The agreement allowed the investor, Camden Partners Limited Partnership, to purchase $2,000,000 in PHC, Inc. Class A Common Stock at $2.08 per share, which is 94% of the volume weighted average selling price per share over the 20 trading days prior to the sale. In addition to providing a certificate evidencing the 961,539 unregistered shares within three business days from the close of the transaction, the Company is also obligated to file a Registration Statement with the Securities and Exchange Commission within 90 days of the close of the transaction to register the shares issued, to cause the Registration Statement to become effective within 120 days of the close of the transaction and to maintain the Registration Statement's effective status for a period of two years from the date of the close of the transaction. If the Company fails to meet such 120 day deadline, it would be required to pay to the investor, in cash or shares (at the Company's option), 1% of the aggregate purchase price for each monthly period or pro rata portion thereof in which the Company is not in compliance with its registration obligations.


Item 3.02.  Unregistered Sales of Equity Securities

            See Item 1.01
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
Item 9.01.  Financial Statements and exhibits


(c) Exhibits

10.27 Securities Purchase Agreement entered into December 19, 2006 by and between PHC, Inc. and Camden Partners Limited Partnership, together with the registration rights agreement.





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SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     PHC, INC.


Date: December 21, 2006                              By:  /s/ Bruce A. Shear
                                                          ____________________
                                                              Bruce A. Shear
                                                              President


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